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                      [WEAVER AND TIDWELL LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We have issued our report dated December 23, 2005, accompanying the financial statements of HealthCalc.Net, Inc. as of December 31, 2004 and 2003 and for the year ended December 31, 2004, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference of our report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



/s/ Weaver and Tidwell, LLP

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
April 10, 2006